Exhibit 10.3

EXECUTION VERSION

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of May 14, 2015 (this “Agreement”), by and among MILACRON INTERMEDIATE HOLDINGS INC., a Delaware corporation, MILACRON LLC, a Delaware limited liability company (the “Borrower”), and each of the subsidiaries listed on Annex A hereto (together with the Borrower and Holdings, collectively, the “Grantors”), in favor of JPMORGAN CHASE BANK, N.A., in its capacity as collateral agent for the Secured Parties pursuant to the Term Loan Agreement (as hereinafter defined) and as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the other Grantors, the Collateral Agent and the lending institutions listed therein have, in connection with the execution and delivery of this Agreement, entered into that certain Term Loan Agreement, dated as of May 14, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”);

WHEREAS, pursuant to the Term Loan Agreement, each of the Guarantors has agreed to guarantee to the Collateral Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations (the “Guarantee”);

WHEREAS, each Grantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Term Loan Agreement and the other Loan Documents, and each is, therefore, willing to enter into this Agreement;

WHEREAS, the Collateral Agent has been appointed to serve as Collateral Agent under the Term Loan Agreement and, in such capacity, to enter into this Agreement; and

WHEREAS, it is a condition to (i) the obligations of the Lenders to make the Loans under the Term Loan Agreement and (ii) the performance of the obligations of the Secured Parties that constitute Secured Obligations that each Grantor execute and deliver the applicable Loan Documents, including this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and to induce the Collateral Agent and the Lenders to enter into the Term Loan Agreement, the Grantors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1. Defined Terms.

(a) (i) Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein (including terms used in the preamble and the recitals) shall have the meanings given to them in the Term Loan Agreement and (ii) all terms defined in the Uniform Commercial Code from time to time in effect in the State of New York (the “NY UCC”) and not defined herein or in the Term Loan Agreement shall have the meanings specified therein (and if defined in more than one article of the NY UCC, shall have the meaning specified in Article 9 thereof).

(b) The rules of construction and other interpretive provisions specified in the Term Loan Agreement shall apply to this Agreement, including terms defined in the preamble and recitals hereto.

(c) The following terms shall have the following meanings:

“After-Acquired Intellectual Property Collateral” shall have the meaning assigned to such term in Section 4.1(b).

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Chattel Paper” shall mean all “chattel paper” as such term is defined in Article 9 of the NY UCC.

“Collateral” shall have the meaning assigned to such term in Section 2.

“Collateral Agent” shall have the meaning assigned to such term in the recitals hereto.

“Commercial Tort Claims” shall mean all “commercial tort claims,” as such term is defined in Article 9 of the NY UCC.

“Commodity Account” shall mean all “commodity accounts,” as such term is defined in Article 8 of the NY UCC.

“Copyrights” shall mean all (a) copyrights in any work subject to the copyright laws of the United States, or of any other country or any group of countries, whether registered or unregistered and whether published or unpublished, including copyrights in computer software and the content thereof, and internet web sites, (b) registrations, recordings and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, and (c) rights to obtain all renewals thereof.

“Deposit Accounts” shall mean all “deposit accounts,” as such term is defined in Article 9 of the NY UCC.

“Deposit Account Control Agreement” shall mean an agreement among the Collateral Agent, any Grantor and the relevant depository bank, in form and substance reasonably satisfactory to the Collateral Agent, granting control of such Grantor’s Deposit Accounts maintained at such depository bank in accordance with Section 9-104 of the Uniform Commercial Code in effect in the jurisdiction of such depository bank.

“Documents” shall mean all “documents,” as such term is defined in Article 9 of the NY UCC.

“Equipment” shall mean all “equipment,” as such term is defined in Article 9 of the NY UCC.

“Exclusive IP Agreements” shall have the meaning assigned to such term in Section 3.2(a).

“Event of Default” shall mean an “Event of Default” under and as defined in the Term Loan Agreement.

“Excluded Accounts” means the Deposit Accounts, Securities Accounts and Commodity Accounts (i) which are used for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements), (ii) which are used for the sole purpose of paying taxes, including sales taxes, (iii) which are used for the sole purpose of holding the proceeds of Term Priority Collateral pending reinvestment by the Grantors or application against the Term Loan Debt and/or the related Guarantees to the extent permitted by the Term Loan Agreement, (iv) which are used exclusively as escrow accounts or as fiduciary or trust accounts or (v) which, individually or in the aggregate, have an average daily balance for any fiscal month of less than $5,000,000.

“Excluded Assets” shall mean means the collective reference to: (a) motor vehicles and other assets subject to certificates of title, letter of credit rights (except to the extent perfection can be accomplished through the filing of UCC-1 financing statements) and Commercial Tort Claims with a value of less than $5,000,000; (b) assets to the extent pledges and security interests in such assets are prohibited by Applicable Law, rule or regulation (including the requirement to obtain consent of any governmental authority); (c) assets to the extent a security interest in such assets would result in adverse tax consequences (including, without limitation, as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) or adverse regulatory consequences, in each case as reasonably determined by the Borrower and notified to the Collateral Agent in writing; (d) any lease, license or other agreement or any property subject to a Purchase Money Lien or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of, or require the consent of, any other party thereto after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition; (e) those assets as to which the cost or burden of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby (as agreed to in writing by the Borrower and the Collateral Agent); (f) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code; (g) any leasehold real property; (h) any foreign Intellectual Property; (i) U.S. “intent-to-use” trademark or service mark applications to the extent that a verified statement of use or an amendment to allege use has not been filed with and accepted by the United States Patent and Trademark Office with respect thereto; (j) Excluded Accounts described in clause (i), (ii) and (iv) of the definition of Excluded Accounts and (k) Excluded Capital Stock; provided that “Excluded Assets” shall not include any asset or property that any Loan Party has granted a Lien on or security interest in to secure the obligations under the ABL Facility.

“Excluded Capital Stock” means, (a) in the case of any pledge of Equity Interests of any Foreign Subsidiary or of any Domestic Subsidiary, substantially all of the assets which consist of the Equity Interests of one or more Foreign Subsidiaries, any Equity Interests that are voting Equity Interests of such Subsidiary in excess of 65% of the outstanding voting Equity Interests; (b) the Equity Interests of any Subsidiary of a Foreign Subsidiary; (c) in the case of Equity Interests in any partnership, joint venture or subsidiary that is not a Wholly-Owned Subsidiary, any Equity Interests in such Person to the extent any organizational document or contractual obligation prohibits such a pledge; (d) any Equity Interests the pledge of which would require the consent, approval, license or authorization of any governmental authority or is otherwise not permitted by Applicable Law; (e) any Equity Interests that constitutes Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States of America); and (f) any Equity Interests in (i) any captive insurance Subsidiary, (ii) any not-for-profit Subsidiary and (iii) any Subsidiary that is a special purpose vehicle for securitization financings permitted by the Term Loan Agreement and (iv) any Unrestricted Subsidiary.

“Fixtures” shall mean all “fixtures,” as such term is defined in Article 9 of the NY UCC.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the NY UCC.

“Guarantee” shall have the meaning assigned to such term in the recitals hereto.

“Grantor” shall have the meaning assigned to such term in the preamble hereto and shall include each Person that becomes a party hereto pursuant to Section 7.13.

“Intellectual Property” shall mean any and all intellectual and similar intangible property, including Trade Secrets, Copyrights, Patents, Trademarks and the IP Agreements and all Proceeds thereof.

“Intellectual Property Collateral” shall mean the Collateral constituting Intellectual Property, including the Intellectual Property set forth in Schedules 1 and 2 (and in any supplement thereto received pursuant to this Agreement) hereto.

“Intellectual Property Security Agreement” shall have the meaning assigned to such term in Section 4.3(e).

“Instruments” shall mean all “instruments,” as such term is defined in Article 9 of the NY UCC.

“Inventory” shall mean all “inventory,” as such term is defined in Article 9 of the NY UCC.

“Investment Property” shall mean all “investment property,” as such term is defined in Article 9 of the NY UCC.

“IP Agreements” shall mean any and all agreements, permits, consents, orders and franchises, now or hereafter in effect, relating to the license, sublicense, development, use, manufacture, distribution, sale or disclosure of any Copyrights, Patents, Trademarks, or Trade Secrets to which any Grantor, now or hereafter, is a party.

“NY UCC” shall have the meaning assigned to such term in Section 1(a)(ii).

“Patents” shall mean (a) all patents of the United States or the equivalent thereof in any other country or group of countries, all registrations, recordings and extensions thereof, and all applications for patent of the United States or the equivalent thereof in any other country, including patent registrations, statutory invention registrations, utility models, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all provisionals, reissues, reexaminations, continuations, divisions, continuations-in-part, renewals or extensions thereof, and in the case of (a) and (b), all the inventions or discoveries disclosed or claimed therein and all improvements thereto, including the right to make, use and/or sell the inventions or discoveries disclosed or claimed therein.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the NY UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement or dilution, where applicable, of any Patent, Trademark, Copyright or Trade Secret, now or hereafter owned by any Grantor, or licensed under an IP Agreement or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, and (ii) past, present or future breach of any IP Agreement and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Intellectual Property” shall have the meaning set forth in Section 3.2(a).

“Revolving Agent” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Revolving Liens” shall mean Liens securing the Revolving Obligations (as such term is defined in the Intercreditor Agreement).

“Revolving Loan Documents” shall have the meaning assigned to such term in the Inter-creditor Agreement.

“Revolving Priority Collateral” shall have the meaning assigned to such term in the Inter-creditor Agreement.

“Security Interest” shall have the meaning assigned to such term in Section 2(a).

“Securities Account” shall mean any “securities account,” as such term is defined in Article 8 of the NY UCC.

“Trademarks” shall mean (a) all trademarks, service marks, domain names, trade names, corporate names, company names, business names, fictitious business names, domain names, trade styles, trade dress, logos, slogans, other source or business identifiers, now existing or hereafter adopted or acquired, whether registered or unregistered, and all registrations, recordings and applications for registration filed in connection with the foregoing, including registrations, recordings and applications for registration in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country, group of countries or any political subdivision thereof, and all common-law rights related thereto, (b) all goodwill associated therewith or symbolized thereby and (c) all extensions or renewals thereof.

“Trade Secrets” shall mean all confidential and proprietary information, including knowhow, trade secrets, technology, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information.

2. Grant of Security Interest.

(a) Each Grantor hereby assigns, pledges, mortgages and hypothecates to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in and continuing Lien on (the “Security Interest”) all of such Grantor’s right, title and interest in (subject only to Permitted Liens) to all of the following assets and property now owned or anytime hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(i) all Accounts;

(ii) all cash;

(iii) all Chattel Paper;

(iv) all Commercial Tort Claims described in Schedule 3 (and on any supplement thereto received pursuant to this Agreement);

(v) all Deposit Accounts;

(vi) all Documents;

(vii) all Equipment;

(viii) all Fixtures;

(ix) all General Intangibles;

(x) all Goods;

(xi) all Instruments;

(xii) all Intellectual Property;

(xiii) all Inventory;

(xiv) all Investment Property;

(xv) Letter of Credit Rights;

(xvi) all Money;

(xvii) all Securities Accounts and Commodity Accounts;

(xviii) all books and records pertaining to the Collateral;

(xix) all Supporting Obligations; and

(xx) to the extent not covered by clauses (i) through (xix) of this sentence, all other personal property of such Grantor, whether tangible or intangible, and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing;

(b) each Grantor hereby grants to the Revolving Agent for the benefit of the Term Loan Claimholders (as defined in the Intercreditor Agreement and including, without limitation, the Secured Parties) a security interest in all rights of such Grantors under the Deposit Accounts;

provided, however, that notwithstanding any other provision of this Agreement or the other Loan Documents (a) the Collateral (including the definition thereof and any component definition thereof) shall not include any Excluded Assets; and (b) no Grantor shall be required to perfect the Security Interests in the Collateral created hereby by any means other than (i) filings pursuant to the Uniform Commercial Code, (ii) filings with United States’ governmental offices with respect to Registered Intellectual Property, (iii) in the case of Collateral that constitutes Pledged Debt (as defined in the Pledge Agreement) with a value in excess, individually, of $5,000,000 or Pledged Shares (as defined in the Pledge Agreement), in each case, to the extent included in the Collateral, delivery to the Collateral Agent to be held in its possession, (iv) perfection by Control in Deposit Accounts to the extent required hereunder and (v) any other actions expressly relating to perfection on the Collateral required by the Term Loan Agreement and other applicable Security Documents. Furthermore, (a) no Grantor shall be required to complete any filings or take any other action with respect to the grant, perfection or enforcement of the Security Interests in any jurisdiction outside of the United States and (b) in no event shall control agreements or control or similar arrangements be required with respect to Deposit Accounts, Securities Accounts or Commodity Accounts or other assets or property requiring perfection through control except as expressly required hereunder or under the Pledge Agreement.

(c) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto and continuations thereof that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment or continuation, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner such as “all assets” or “all personal property, whether now owned or hereafter acquired” of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail and in the case of a financing statement filed as a fixture filing or covering the Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon reasonable request.

Each Grantor also ratifies any authorization previously given in writing to the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto or continuations thereof if filed prior to the date hereof.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) for the purpose of perfecting, continuing or providing notice of the Security Interests granted by each Grantor hereunder, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

The Security Interest secures the payment of all the Secured Obligations. Without limiting the generality of the foregoing, the Security Interest secures the payment of all amounts that constitute part of the Secured Obligations and would be owed to the Collateral Agent or the Secured Parties but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Grantor.

The Security Interests created hereby are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

Notwithstanding anything to the contrary contained in this Agreement, the Liens granted above, and the relative priority thereof, shall be set forth in, and subject to the terms and conditions of, the Intercreditor Agreement.

3. Representations And Warranties.

Each Grantor hereby represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, that:

3.1. Title; No Other Liens. Except for (a) the Security Interest granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, (b) the Liens securing the Revolving Obligations, and (c) other Permitted Liens, such Grantor owns each item of the Collateral free and clear of any and all Liens. None of the Grantors has filed or consented to the filing of any (x) financing statement or analogous document under the Uniform Commercial Code or any other Applicable Laws covering any Collateral, or (y) assignment for security in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office, which security agreement, financing statement or similar instrument or assignment is still in effect, except in the case of each of clauses (x) and (y) above, such as have been filed in favor of the Collateral Agent pursuant to this Agreement and the other Loan Documents, or are filed in respect of Revolving Liens or other Permitted Liens.

3.2. Intellectual Property.

(a) The Intellectual Property Collateral set forth on (i) Schedule 1 hereto is a true and correct list of all United States patents, patent applications, trademark registrations and applications for registration, copyright registrations and applications for registration, and domain names (collectively, the “Registered Intellectual Property”), in each case, owned by a Grantor in its name as of the date hereof, and indicating for each such item, as applicable, the application and/or registration number, date and jurisdiction of filing and/or issuance, the identity of the current applicant or registered owner, and (ii) Schedule 2 hereto is a true and correct list of all IP Agreements (other than non-exclusive license agreements or licenses of commercially available off-the-shelf software), in which a Grantor is, as of the date hereof, the exclusive licensee of any United States patent, patent application, trademark registration or application for registration, copyright registration or application for registration (collectively, the “Exclusive IP Agreements”).

Except as would not reasonably be expected to result in a Material Adverse Effect (in each case of clauses (b) through (d) below):

(b) The Registered Intellectual Property is subsisting and has not been adjudged invalid or unenforceable in whole or in part, and to such Grantor’s knowledge is valid and enforceable and has not been abandoned. Such Grantor is not aware of any uses of any item of Registered Intellectual Property that could be expected to lead to such item becoming invalid or unenforceable.

(c) To such Grantor’s knowledge, no Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates the Registered Intellectual Property or the Grantor’s rights in or use thereof.

(d) No breach or default of any IP Agreement shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Registered Intellectual Property: (i) the consummation of the transactions contemplated by any Loan Document or (ii) any holding, decision, judgment or order rendered by any Governmental Authority.

3.3. Perfected Security Interests.

(a) Subject to the limitations set forth in this Agreement, the Security Interests granted pursuant to this Agreement (i) will constitute valid perfected security interests in the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, upon (A) in the case of Collateral in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code, the completion of the filing, registration and recording of financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the applicable filing offices, (B) in the case of Collateral that constitutes Pledged Debt (as defined in the Pledge Agreement) with a value in excess, individually, of $5,000,000 or Pledged Shares (as defined in the Pledge Agreement), in each case, the delivery thereof with transfer powers executed in blank to the Collateral Agent, (C) in the case of Deposit Accounts, the execution of Deposit Account Control Agreements, and/or (D) in the case of Registered Intellectual Property in which a security interest may be perfected by making such a filing, the completion of the filing, registration and recording of fully executed agreements in the form of the Intellectual Property Security Agreement set forth in Exhibit 2 hereto (x) in the United States Patent and Trademark Office and (y) in the United States Copyright Office, and (ii) subject to the terms of the Intercreditor Agreement, are prior to all other Liens on the Collateral other than Permitted Liens having priority over the Collateral Agent’s Lien by operation of law or otherwise as permitted under the Term Loan Agreement (including Revolving Liens). It being understood and agreed that the representation and warranty set forth in this Section 3.3(a) shall be qualified to the extent that any action required to grant, perfect or enforce a security interest in the applicable Collateral is not required under the terms of the Loan Documents.

(b) It is understood and agreed that the Security Interests created hereby shall not prevent the Grantors from using the Collateral in the ordinary course of their respective businesses.

4. Covenants.

Each Grantor hereby covenants and agrees with the Collateral Agent, for the benefit of the Secured Parties, that, from and after the date of this Agreement until the Termination Date:

4.1. Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the Security Interests created hereby as perfected security interests (subject to any Permitted Lien, Revolving Liens and the terms of the Intercreditor Agreement) and shall take commercially reasonable actions to defend the Security Interests created hereby and the priority thereof against the claims and demands of all Persons whomsoever, other than holders of Permitted Liens.

(b) Each Grantor agrees that should it, after the date hereof, obtain an ownership interest in any Registered Intellectual Property that would, had it been owned on the date hereof, be considered a part of the Intellectual Property Collateral or should it become a party to any IP Agreement that would, had such Grantor been a party to it on the date hereof, be considered an Exclusive IP Agreement (“After-Acquired Intellectual Property Collateral”), (i) such After-Acquired Intellectual Property Collateral shall automatically become part of the Intellectual Property Collateral, subject to the terms and conditions of this Agreement with respect thereto, and (ii) and such Grantor shall promptly, and in any event prior to or concurrently with the next succeeding reports to be delivered pursuant to Section 5.2(a) and (b) of the Term Loan Agreement, notify the Collateral Agent of the ownership of such After-Acquired Intellectual Property Collateral and, upon the reasonable request of the Collateral Agent, promptly execute and deliver to the Collateral Agent agreements substantially in the form of Exhibit 2 hereto covering such After-Acquired Intellectual Property Collateral to be recorded with the United States Patent and Trademark Office, the United States Copyright Office and any other Governmental Authorities located in the United States necessary to perfect the Security Interest hereunder in any such After-Acquired Intellectual Property Collateral which is Registered Intellectual Property.

(c) Subject to clause (d) below and Section 2, each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which the Collateral Agent may reasonably request, in order (x) to grant, preserve and perfect the validity and priority of the Security Interests created hereby or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder, including the filing of any financing or continuation statements under the Uniform Commercial Code with respect to the security interests created hereby, all at the expense of such Grantor. Without limiting the generality of the foregoing, such Grantor shall comply with Section 5.10 of the Term Loan Agreement.

(d) Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the date hereof that constitute Collateral or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Subsidiary of the Borrower that is required by the Term Loan Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Term Loan Agreement or this Section 4.1.

4.2. Changes in Locations, Name, etc. Each Grantor shall furnish to the Collateral Agent prompt written notice of any change in such Grantor’s (i) legal name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) federal taxpayer identification number. The Grantors shall, within the applicable statutory periods, make all filings under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and take all actions necessary to ensure that the Liens created under the Security Documents continue to be valid and perfected at all times following such change to the same extent as they were valid and perfected immediately prior to such change.

4.3. Intellectual Property.

(a) With respect to each material item of Intellectual Property Collateral owned by each Grantor that is Registered Intellectual Property, each Grantor agrees to take, at its expense, steps consistent with such Grantor’s reasonable business judgment, including, as applicable, in the United States Patent and Trademark Office, the United States Copyright Office and any other Governmental Authority located in the United States, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application for registration, now or hereafter included in such Intellectual Property Collateral of such Grantor.

(b) Except to the extent permitted by Section 4.3(c) below, or to the extent that failure to act could not reasonable be expected to result in a Material Adverse Effect, each Grantor shall

(and shall cause all its licensees to), in such Grantor’s reasonable business judgment (i) (1) continue to use each Trademark included in the Intellectual Property Collateral in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by Applicable Law, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Intellectual Property Collateral may become forfeited, misused, unenforceable, abandoned or dedicated to the public or (y) any portion of the Copyrights included in the Intellectual Property Collateral may become invalidated, otherwise impaired or fall into the public domain.

(c) Notwithstanding the foregoing or elsewhere in this Agreement, nothing in this Agreement shall prevent any Grantor from discontinuing use or maintenance of or otherwise abandoning any owned Intellectual Property Collateral, or from failing to take action to enforce license agreements or pursue actions against infringers, if such Grantor determines in its reasonable business judgment that abandonment, discontinuance, or failure to take action in respect of such Intellectual Property Collateral is desirable in the conduct of such Grantor’s business.

(d) In the event that any Grantor becomes aware after the date hereof that any item of its material Intellectual Property Collateral is being infringed or misappropriated by a third party in any way that would reasonably be expected to have a Material Adverse Effect, such Grantor shall promptly notify the Collateral Agent and take such actions, at its expense, as such Grantor deems reasonable and appropriate under the circumstances to protect or enforce such Intellectual Property Collateral, including, if such Grantor deems it necessary, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

(e) With respect to its Registered Intellectual Property owned by such Grantor in its own name on the date hereof, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit 2 hereto (an “Intellectual Property Security Agreement”), for recording the Security Interest granted hereunder to the Collateral Agent in such Registered Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office and any other Governmental Authorities located in the United States necessary to perfect the Security Interest hereunder in such Registered Intellectual Property.

4.4. Commercial Tort Claims. As of the date hereof, each Grantor hereby represents and warrants that it holds no Commercial Tort Claims with damages in excess of $5,000,000 other than those listed in Schedule 3. If any Grantor shall at any time hold or acquire a Commercial Tort Claim, such Grantor shall promptly, and in any event prior to or concurrently with the next succeeding reports to be delivered pursuant to Section 5.2(a) and (b) of the Term Loan Agreement, notify the Collateral Agent in writing signed by such Grantor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent. The requirement in the preceding sentence shall not apply to the extent that the amount of such Commercial Tort Claim does not exceed $5,000,000 in the aggregate for all Grantors.

4.5. Deposit Accounts. The Grantors shall promptly enter into Deposit Account Control Agreements with respect to each Deposit Account maintained by them other than any Excluded

Account, provided that the requirement of this Section 4.5 shall be deemed satisfied for so long as the Revolving Agent is acting as agent for the benefit of the Collateral Agent and the Secured Parties pursuant to the Intercreditor Agreement with respect to each control agreement the Revolving Agent is a party to and so long as the ABL Facility is outstanding subject to any requirements set forth in the ABL Facility with respect to the timing of delivery of such control agreements to the Revolving Agent.

5. Remedial Provisions.

5.1. Proceeds to be Turned Over To Collateral Agent. If an Event of Default shall occur and be continuing and the Collateral Agent so requires by notice in writing to the relevant Grantor (it being understood that the exercise of remedies by the Secured Parties in connection with an Event of Default under Section 7.1(a) or (h) of the Term Loan Agreement shall be deemed to constitute a request by the Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds of Collateral received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.2 hereof.

5.2. Application of Proceeds.

(a) Subject to the terms of the Intercreditor Agreement, upon the occurrence and continuance of an Event of Default, all proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be applied as provided in Section 7.3 of the Term Loan Agreement.

(b) Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

5.3. Code and Other Remedies. If an Event of Default shall occur and be continuing and subject to the terms of the Intercreditor Agreement, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the NY UCC or any other Applicable Law or in equity and also may without demand of performance or other demand, presentment, protest, advertisement or notice of any kind except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may subject to the satisfaction of the Secured Obligations in accordance with the priorities set forth in Section 5.2(a) hereof, pay the purchase price by crediting the amount thereof against the Secured Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.3 in accordance with the provisions of Section 5.2 hereof. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.3 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the NY UCC or its equivalent in other jurisdictions.

5.4. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

5.5. Amendments, etc. with Respect to the Secured Obligations; Waiver of Rights. Each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Secured Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Secured Obligations continued, (b) the Secured Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the terms of the applicable Loan Document, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any Grantor, the Collateral Agent or any other Secured Party, may, but shall be under no obligation to, make a similar demand on the Borrower or any other Grantor, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any other Grantor or any release of the Borrower or any other Grantor shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor. For the purpose hereof “demand” shall include the commencement and continuance of any legal proceedings.

5.6. Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default and subject to the Intercreditor Agreement, to exercise rights and remedies hereunder at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent an irrevocable, royalty-free, non-exclusive license to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Grantor, wherever the same may be located. This license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof. With respect to Trademarks licensed pursuant to this Section 5.6, the Collateral Agent shall use such Trademarks in accordance with Grantor’s reasonable trademark maintenance and use standards and quality control requirements, (but no less than those that are sufficient to preserve the validity of such Trademarks), substantially consistent with Grantor’s past practices, and Collateral Agent shall cause any licensees and/or sublicensees to enter into written agreements whereby they agree to comply with all such standards and quality control requirements, such agreements in form and substance reasonably satisfactory to the Collateral Agent.

6. The Collateral Agent.

6.1. Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby appoints (until the Termination Date), which appointment is irrevocable and coupled with an interest, effective upon the occurrence and during the continuation of an Event of Default, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Agreement and the other Loan Documents, to take any and all appropriate action and to execute any and all documents and instruments which the Collateral Agent may deem necessary or desirable to accomplish the purposes of this Agreement and the other Loan Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right (until the Termination Date), on behalf of such Grantor, either in the Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following at the same time or at different times, in each case after the occurrence and during the continuation of an Event of Default and after written notice by the Collateral Agent of its intent to do so:

(i) take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such monies due under any Account or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge Taxes and Liens levied or placed on or threatened against any Collateral;

(iv) execute, in connection with any sale provided for in Section 5.3, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) obtain, pay and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Term Loan Agreement;

(vi) send verifications of Accounts to any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account;

(vii) direct any party liable for any payment under any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(viii) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(ix) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(x) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(xi) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent (not to be unreasonably withheld or delayed) to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral; provided that such consent right shall not limit any other rights or remedies available to the Collateral Agent at law);

(xii) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate (with such Grantor’s consent (not to be unreasonably withheld or delayed) to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral; provided that such consent right shall not limit any other rights or remedies available to the Collateral Agent at law);

(xiii) assign, transfer or license any Intellectual Property Collateral throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its reasonable business discretion determine; and

(xiv) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.l(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do and solely for the purpose of enabling the Collateral Agent to exercise its rights and remedies hereunder for the benefit of the Secured Parties at such times, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) Each Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Termination Date.

6.2. Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NY UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. The Collateral Agent shall not be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and it shall not be responsible to any Grantor for any act or failure to act hereunder, except for its own gross negligence, bad faith or willful misconduct or reckless disregard of its duties hereunder (as determined by a final, non-appealable judgment of a court of competent jurisdiction) or material breach of this Agreement or the other Loan Documents.

6.3. Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interests created hereby and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Term Loan Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Term Loan Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

6.5. Continuing Security Interest; Assignments Under the Loan Documents; Release.

(a) This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until the Termination Date.

(b) A Grantor shall automatically be released from its obligations hereunder and the Security Interests of such Grantor created hereby shall be automatically released upon the consummation of any transaction permitted by the Term Loan Agreement or, if not permitted by the Term Loan Agreement, upon the effectiveness of any consent by the Required Lenders or Lenders, as applicable, as a result of which such Grantor ceases to be a Restricted Subsidiary of Holdings or otherwise becomes an Excluded Subsidiary.

(c) (i) Upon any sale, disposition or other transfer by any Grantor of any Collateral that is permitted under the Term Loan Agreement (other than to another Grantor), (ii) upon the effectiveness of any written consent to the release of the Security Interests created hereby in any Collateral pursuant to Section 11.1 of the Term Loan Agreement, or (iii) as required by the Intercreditor Agreement, the Security Interests in such Collateral created hereby shall be automatically released and such Collateral sold free and clear of the Lien and Security Interests created hereby.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall promptly execute and deliver to any Grantor or authorize the filing of, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release; provided that, with respect to the release of any Collateral pursuant to clauses (b), (c)(i) and (c)(iii) above, the Collateral Agent shall have received such certifications and documentation as it shall reasonably request. Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Collateral Agent.

6.6. Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other

Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

6.7. Enforcement. No Secured Party (other than the Collateral Agent) shall have any individual right to pursue any remedies under this Agreement or the other Loan Documents against any Grantor.

7. Miscellaneous.

7.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Collateral Agent in accordance with Section 11.1 of the Term Loan Agreement; provided, however, that this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through agreements substantially in the form of Exhibit 1, respectively, in each case duly executed by each Grantor directly affected thereby.

7.2. Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.3 of the Term Loan Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower’s notice address set forth in such Section 11.3.

7.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof or of any other applicable Loan Document. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any other occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4. Expenses.

(a) Each Grantor agrees to pay any and all reasonable, documented and invoiced out-of-pocket costs and expenses in accordance with Section 11.2 of the Term Loan Agreement.

(b) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The agreements in this Section 7.4 shall survive the Termination Date and the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document.

7.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent, except pursuant to a transaction expressly permitted by the Term Loan Agreement.

7.6. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or “tif”), which delivery shall be effective as delivery of a manually executed counterpart), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Collateral Agent and the Borrower.

7.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

7.8. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.9. Integration. This Agreement represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

7.10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.11. Submission To Jurisdiction Waivers. Each party hereto irrevocably and un-conditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in Section 7.2 or at such other address of which any other party shall have been notified pursuant thereto; and

(d) waives, to the maximum extent not prohibited by Applicable Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.11 any special, exemplary, punitive or consequential damages.

7.12. Acknowledgments. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Collateral Agent nor any other Secured Party has any fiduciary duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties; and

(d) upon any Event of Default, the Collateral Agent may proceed against any Grantor and any Collateral in accordance with this Agreement and Applicable Law to collect and recover the full amount of any Secured Obligation then due, without first proceeding against any other Grantor or any other Collateral and without first joining any other Grantor in any proceeding.

7.13. Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.10 of the Term Loan Agreement and the terms hereof shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Supplement substantially in the form of Exhibit 1 hereto. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

7.14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

7.15. Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, this Agreement, the Liens and security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent and the other Secured Parties hereunder, in each case, with respect to the Revolving Priority Collateral and Revolving Liens are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement with respect to the Revolving Priority Collateral and Revolving Liens, the provisions of the Intercreditor Agreement shall prevail. Notwithstanding anything to the contrary contained in this Agreement or the Loan Documents, but subject to the Intercreditor Agreement in all respects, until the Discharge of Revolving Obligations (as defined in the Intercreditor Agreement): (i) any covenant hereunder or under the Term Loan Agreement requiring (or any representation or warranty hereunder or under the Term Loan Agreement to the extent it would have the effect of requiring) the delivery and/or arrangement for possession of Collateral that constitutes Revolving Priority Collateral or delivery and/or arrangement for control of any certificated securities that constitute Revolving Priority Collateral to or with the Revolving Agent shall be deemed satisfied or complied with (or in the case of any representation or warranty, shall be deemed to be true and correct) if such delivery and/or arrangement for possession of Collateral that constitutes Revolving Priority Collateral is made to, or such control of certificated securities is with the Revolving Agent pursuant to the Revolving Loan Documents; (ii) any covenant hereunder or under the Term Loan Agreement requiring (or any representation or warranty hereunder or under the Term Loan Agreement to the extent it would have the effect of requiring ) the payment or other transfer of Collateral that constitutes Revolving Priority Collateral to the Collateral Agent shall be deemed to have been satisfied (or, in the case of any representation or warranty, shall be deemed to be true and correct) if such payment or transfer shall have been made to the Revolving Agent; (iii) any covenant hereunder or under the Term Loan Agreement requiring (or any representation or warranty hereunder or under the Term Loan Agreement to the extent it would have the effect of requiring) the endorsement of any Collateral that constitutes Revolving Priority Collateral or related document to the Collateral Agent shall be deemed to have been satisfied (or, in the case of any representation or warranty, shall be deemed to be true and correct) if such endorsement shall have been made to the Revolving Collateral Agent; and (iv) any covenant requiring that a Grantor receive and/or hold any Collateral that constitutes Revolving Priority Collateral in trust for the benefit of the Collateral Agent shall be deemed to have been satisfied to the extent that such Grantor receives or holds (as applicable) such Collateral in trust for the benefit of the Revolving Collateral Agent and the Collateral Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

MILACRON LLC, as Grantor

By:	/s/ Bruce A. Chalmers
	Name:	Bruce A. Chalmers
	Title:	Vice President Finance and Chief Financial Officer

MILACRON INTERMEDIATE HOLDINGS INC.
MCRON FINANCE CORP.,
each as a Grantor

By:	/s/ Bruce A. Chalmers
	Name:	Bruce A. Chalmers
	Title:	Vice President Finance, Chief Financial Officer and Treasurer

DME COMPANY LLC
CIMCOOL INDUSTRIAL PRODUCTS LLC
MILACRON MARKETING COMPANY LLC
MILACRON PLASTICS TECHNOLOGIES GROUP
LLC,
each as a Grantor

By:	/s/ Bruce A. Chalmers
	Name:	Bruce A. Chalmers
	Title:	Chief Financial Officer and Treasurer

KORTEC, INC., as Grantor

By:	/s/ Bruce A. Chalmers
	Name:	Bruce A. Chalmers
	Title:	Vice President and Treasurer

[Security Agreement]

JPMORGAN CHASE BANK. NA., as Collateral Agent

By:	/s/ Robert Bryant
Name: Robert Bryant
Title: Executive Director

[Security Agreement]

ANNEX A TO THE

SECURITY AGREEMENT

SUBSIDIARY GRANTORS

Subsidiary Grantors

1.	Milacron Intermediate Holdings Inc.

2.	Milacron LLC

3.	Mcron Finance Corp.

4.	Milacron Marketing Company LLC

5.	Cimcool Industrial Products LLC

6.	Milacron Plastics Technologies Group LLC

7.	DME Company LLC

8.	Kortec, Inc.

Notice Address for All Grantors

Attention:	General Counsel
Chief Financial Officer

Address:	3010 Disney Street
Cincinnati, OH 45209

Phone:	(513) 487-5000
Facsimile:	(513) 487-5086

SCHEDULE 1 TO THE

SECURITY AGREEMENT

[List of Patents]

[List of Trademarks]

[List of Copyrights]

D. DOMAN NAMES

Registrant	Domain Name	Expiration Date
ABBA SYSTEMS, INC.	ABBASYSTEMS.COM	8/17/2021
MILACRON LLC	AUTOJECTORS.COM	2/13/2016
MILACRON LLC	BEMOREATMILACRON.COM	12/27/2021
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCLEAN.EU	4/29/2015
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.ASIA	6/30/2019
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.BE	3/30/2016
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.BG	2/28/2016
MILACRON CANADA LTD.	CIMCOOL.CA	3/28/2016
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.CH	5/28/2019
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.CO.EE	9/24/2017
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.CO.NO	7/2/2017
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.CO.UK	7/13/2017
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.CO.ZA	7/5/2017
MILACRON LLC	CIMCOOL.COM	2/23/2017
MILACRON CANADA LTD.	CIMCOOL.COM.MX	12/13/2015
CIMCOOLPOLAND	CIMCOOL.COM.PL	2/23/2016
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.COM.PT	6/28/2017
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.COM.TR	4/27/2015
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.COM.UA	12/10/2015
CIMCOOL EUROPE CZECH	CIMCOOL.CZ	7/1/2015
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.DE	11/23/2016
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.ES	7/13/2017
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.EU	4/29/2015
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.FR	2/25/2016
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.GR	9/29/2015
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.HU	10/1/2015
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.IN	12/7/2015
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.IT	2/26/2016
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.LT	9/22/2017
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.NET	8/7/2015
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.NET.PL	12/7/2015
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.NL	3/30/2016
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.ORG	7/13/2017
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.PL	2/23/2016
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.RO	10/1/2017
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.RU	9/28/2017
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOL.SE	2/26/2016
REGISTRANT NOT REPORTED	CIMCOOL.SK	6/7/2015
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOLAPAC.COM	11/30/2020
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOLDENMARK.DK	9/24/2017
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOLEUROPE.EU	4/29/2015
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMCOOLINDUSTRIALPRODUCTS.EU	4/29/2015
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMPERIAL.EU	4/29/2015
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMSTAR.EU	4/29/2015
CIMCOOL INDUSTRIAL PRODUCTS BV	CIMTECH.EU	4/29/2015

Registrant	Domain Name	Expiration Date
CIMCOOL INSDUSTRAIL PRODUCTS CN	CINCINNATIMILACRON.NET	7/26/2016
CIMCOOL INDUSTRIAL PRODUCTS BV	COOLANTS.EU	4/29/2015
MILACRON LLC	DME.NET	1/11/2020
DME CHINA LTD	DMECHINA.NET	8/31/2015
MILACRON LLC	DMECO.COM	2/16/2018
DME COMPANY LLC	DMECOMPANY.COM	6/8/2016
MILACRON LLC	DMEEU.COM	3/28/2017
MILACRON LLC	DMEUNIVERSITY.NET	7/23/2018
MILACRON MARKETING COMPANY LLC	EDGEGATING.COM	12/17/2015
MILACRON MARKETING COMPANY LLC	EHOTRUNNER.COM	1/8/2016
MILACRON MARKETING COMPANY LLC	EHOTRUNNERS.COM	12/16/2015
MILACRON MARKETING COMPANY LLC	E-HOTRUNNERS.COM	12/16/2015
MILACRON LLC	EJECTORBLADES.COM	6/8/2016
MILACRON LLC	EJECTORPINS.COM	6/8/2016
MILACRON LLC	EJECTORSLEEVES.COM	6/8/2016
CIMCOOL INDUSTRIAL PRODUCTS BV	EVERYDROPISWORTHIT.EU	4/29/2015
MILACRON LLC	EXTRUSIONSERVISES.COM	8/25/2015
FERROMATIK MILACRON AG	FERROMATIK.CH
FERROMATIK MILACRON GMBH	FERROMATIK.COM	3/8/2016
FERROMATIK MILACRON GMBH	FERROMATIK.DE
REGISTRANT NOT REPORTED	FERROMATIK.DK	9/30/2015
REGISTRANT NOT REPORTED	FERROMATIK.ORG	2/14/2016
MILACRON MARKETING COMPANY LLC	HOTHALF.COM	2/1/2016
MILACRON MARKETING COMPANY LLC	HOT-RUNNER.COM	11/24/2015
MILACRON LLC	HOTRUNNERMOLDING.COM	6/7/2016
MILACRON LLC	HOTRUNNERS.CA	4/29/2016
MILACRON MARKETING COMPANY LLC	HOTRUNNERS.CO	5/8/2017
MILACRON MARKETING COMPANY LLC	HOTRUNNERSONLINE.COM	11/28/2015
MILACRON LLC	HOTRUNNERSYSTEMS.COM	6/8/2016
MILACRON MARKETING COMPANY LLC	IMSIPLASTICS.COM	6/4/2017
KORTEC, INC.	KORTEC.COM	5/1/2017
MILACRON MARKETING COMPANY LLC	MASTERPETSYSTEMS.COM	9/24/2015
MILACRON LLC	MASTERUNITDIE.COM	10/1/2017
CIMCOOL INDUSTRIAL PRODUCTS BV	METALWORKINGFLUIDS.EU	4/29/2015
CIMCOOL INDUSTRIAL PRODUCTS BV	MILACOOL.EU	4/19/2015
REGISTRANT NOT REPORTED	MILACORN.EU	1/8/2016
MILACRON MARKETING COMPANY LLC	MILACRON.AT	1/8/2016
MILACRON MARKETING COMPANY LLC	MILACRON.CA	1/8/2016
MILACRON MARKETING COMPANY LLC	MILACRON.CH	1/8/2016
MILACRON MARKETING COMPANY LLC	MILACRON.CO.UK	1/8/2016
MILACRON LLC	MILACRON.COM	12/29/2019
REGISTRANT NOT REPORTED	MILACRON.COM.CN	12/20/2018
MILACRON MARKETING COMPANY LLC	MILACRON.DE	1/8/2016
MILACRON LLC	MILACRON.ES	1/22/2016
REGISTRANT NOT REPORTED	MILACRON.FR	1/22/2016
MILACRON LLC	MILACRON.HK	1/23/2016
MILACRON MARKETING COMPANY LLC	MILACRON.IN	1/23/2016

Registrant	Domain Name	Expiration Date
MILACRON MARKETING COMPANY LLC	MILACRON.JP	1/31/2016
REGISTRANT NOT REPORTED	MILACRON.KR	1/22/2016
REGISTRANT NOT REPORTED	MILACRON.MX	1/8/2016
MILACRON LLC	MILACRON.NET	3/28/2019
MILACRON LLC	MILACRON.ORG	3/28/2019
MILACRON LLC	MILACRONAFTERMARKET.COM	7/1/2023
MILACRON MARKETING COMPANY LLC	MILACRONCERTIFIED.COM	12/5/2018
MILACRON LLC	MILACRONINDIA.COM	6/30/2015
MILACRON MARKETING COMPANY LLC	MILACRONMACHINING.BIZ	9/23/2017
MILACRON MARKETING COMPANY LLC	MILACRONMACHINING.COM	1/26/2018
MILACRON MARKETING COMPANY LLC	MILACRONMACHINING.NET	1/26/2018
MILACRON MARKETING COMPANY LLC	MILACRONPREOWNED.COM	12/5/2018
MILACRON MARKETING COMPANY LLC	MILACRONUSED.COM	12/5/2018
CIMCOOL INDUSTRIAL PRODUCTS BV	MILFORM.EU	4/29/2015
CIMCOOL INDUSTRIAL PRODUCTS BV	MILPRO.EU	4/29/2015
MILACRON MARKETING COMPANY LLC	MMHOTRUNNERS.COM	11/28/2015
MILACRON LLC	MOLDACTION.COM	6/7/2016
MILACRON LLC	MOLDASSEMBLIES.COM	6/7/2016
MILACRON LLC	MOLDBASES.COM	6/7/2016
MILACRON LLC	MOLDCOMPONENTS.COM	6/7/2016
MILACRON LLC	MOLDCOOLING.COM	6/7/2016
MILACRON LLC	MOLDINGUNDERCUTS.COM	7/28/2016
MILACRON LLC	MOLDMASTER.CA	11/28/2015
MILACRON MARKETING COMPANY LLC	MOLD-MASTER.COM	11/28/2017
MILACRON LLC	MOLDMASTERS.CA	1/19/2017
MILACRON LLC	MOLD-MASTERS.CA	11/28/2015
REGISTRANT NOT REPORTED	MOLDMASTERS.CN	11/16/2017
MILACRON MARKETING COMPANY LLC	MOLDMASTERS.CO	4/8/2017
MILACRON MARKETING COMPANY LLC	MOLD-MASTERS.CO	5/8/2017
MILACRON MARKETING COMPANY LLC	MOLDMASTERS.COM	1/18/2018
MILACRON MARKETING COMPANY LLC	MOLD-MASTERS.COM	11/28/2017
MOLD-MASTERS LIMITED	MOLDMASTERS.ES	8/11/2016
MOLD-MASTERS LIMITED	MOLDMASTERS.IN	12/22/2015
MILACRON LLC	MOLDMASTERS.MX	1/13/2017
MILACRON MARKETING COMPANY LLC	MOLDMASTERS.NET	12/13/2016
MILACRON MARKETING COMPANY LLC	MOLDMASTERS.ORG	12/13/2016
MILACRON LLC	MOLDMONITOR.COM	7/23/2016
MILACRON LLC	MOLDMONITOR.NET	7/23/2016
MILACRON LLC	MOLDTOOLING.COM	6/7/2016
MILACRON MARKETING COMPANY LLC	MPETSYSTEMS.COM	9/24/2015
MILACRON LLC	NICKERSONMACHINERY.COM	10/13/2016
MILACRON LLC	NORTHERNSUPPLY.COM	2/28/2016
MILACRON MARKETING COMPANY LLC	OAKINTERNATIONAL.BIZ	12/5/2015
MILACRON LLC	OAKINTERNATIONAL.COM	9/25/2017
CIMCOOL INDUSTRIAL PRODUCTS BV	OAKINTERNATIONAL.EU	4/29/2015
MILACRON CANADA CORP	OAKSIGNATURE.CA	12/14/2015
MILACRON LLC	PLASTICSPROCESSING.COM	10/29/2017

Registrant	Domain Name	Expiration Date
MILACRON LLC	PLASTICSTOOLING.COM	6/7/2016
MILACRON MARKETING COMPANY LLC	PPMPLASTICS.COM	3/9/2018
MILACRON LLC	PRODUCTOCHEMICALS.COM	8/16/2015
MILACRON LLC	PRODUCTOCLEANERS.COM	3/10/2016
MILACRON LLC	PROGRESSPRECISION.COM	9/13/2017
FERROMATIK MILACRON, INC.	ROBOSHOT.COM	1/3/2016
FERROMATIK MILACRON, INC.	ROBOSHOT.NET	1/3/2016
MILACRON LLC	SERVTEK.COM	3/19/2017
MILACRON LLC	SERVTEKPARTS.COM	6/30/2016
MILACRON MARKETING COMPANY LLC	STACKMOLDS.COM	12/14/2016
MILACRON LLC	STARCHEM.NET	5/23/2017
MILACRON LLC	TEMPCONTROLS.COM	6/7/2016
MILACRON MARKETING COMPANY LLC	TEMPMASTER.COM	12/15/2016
REGISTRANT NOT REPORTED	TIRAD.CZ	11/7/2015
MILACRON UK LTD	UNILOY.CO.UK	12/4/2016
MILACRON MARKETING COMPANY LLC	UNILOY.COM	5/14/2032
UNILOY MILACRON GERMANY GMBH	UNILOY.DE
UNILOY MILACRON SRL	UNILOY.IT	8/6/2015
MILACRON LLC	UNILOY.NET	5/19/2020
MILACRON LLC	UNILOY.US	5/19/2020
MILACRON MARKETING COMPANY LLC	UNILOYMILACRON.COM	10/26/2016
UNILOY MILACRON GERMANY GMBH	UNILOY-MILACRON.DE
MILACRON LLC	UNILOYNA.COM	5/19/2020
MILACRON LLC	UNILOYNORTHAMERICA.COM	5/19/2020
MILACRON LLC	UNILOYSPRINGFIELD.COM	5/19/2020
MILACRON LLC	USEDEXTRUDERS.COM	8/5/2015
MILACRON MARKETING COMPANY LLC	VALVEGATE.COM	12/17/2015
MILACRON MARKETING COMPANY LLC	VALVEGATING.COM	12/17/2015
MILACRON LLC	WEARTECHNOLOGY.COM	11/4/2016
MILACRON CANADA LTD	YOURFLUIDDOCTOR.COM	10/31/2015

SCHEDULE 2 TO THE

SECURITY AGREEMENT

[List of IP Agreements]

SCHEDULE 3 TO THE

SECURITY AGREEMENT

COMMERCIAL TORT CLAIMS

None.

EXHIBIT 1 TO THE

SECURITY AGREEMENT

SUPPLEMENT NO. [    ], dated as of [            ] (this “Supplement”), to the Security Agreement, dated as of May 14, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Security Agreement”), by and among MILACRON INTERMEDIATE HOLDINGS INC., a Delaware corporation, MILACRON LLC, a Delaware limited liability company (the “Borrower”), each of the subsidiaries listed on Annex A thereto (together with the Borrower and Holdings, collectively the “Grantors”), in favor of JPMORGAN CHASE BANK, N.A., in its capacity as collateral agent pursuant to the Term Loan Agreement, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”).

A. Capitalized terms used herein and not otherwise defined herein (including terms used in the preamble and the recitals) shall have the meanings assigned to such terms in the Security Agreement.

B. The rules of construction and other interpretive provisions specified in the Term Loan Agreement shall apply to this Supplement, including terms defined in the preamble and recitals hereto.

C. Section 7.13 of the Security Agreement provides that each Restricted Subsidiary of the Borrower that is required to become a party to the Security Agreement pursuant to Section 5.10 of the Term Loan Agreement and the terms hereof shall become a Grantor, with the same force and effect as if originally named as a Grantor therein, for all purposes of the Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement. Each undersigned Subsidiary (each, a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Grantor under the Security Agreement as consideration for the Secured Obligations.

Accordingly, the Collateral Agent and the New Grantors agree as follows:

SECTION 1. In accordance with Section 7.13 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date). In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby assign, pledge, mortgage and hypothecate to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Collateral of such New Grantor, in each case whether now or hereafter existing or in which now has or hereafter acquires an interest (but, in any event, excluding any Excluded Assets). Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement (including Sections 2 and 7.15 thereof) is hereby incorporated herein by reference.

SECTION 2. Each New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (whether considered in a proceeding in equity or law).

Ex. 1-1

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Supplement shall become effective as to each New Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Collateral Agent.

SECTION 4. Such New Grantor hereby represents and warrants that (a) set forth on Schedule A attached hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of organization or formation of such New Grantor, (iii) the identity or corporate structure of such New Grantor and (iv) the Federal Taxpayer Identification Number and organizational number of such New Grantor and (b) as of the date hereof (i) Schedule B hereto sets forth all of the Registered Intellectual Property owned by a such New Grantor in its name, and indicates for each such item, as applicable, the application and/or registration number, date and jurisdiction of filing and/or issuance, and the identity of the current applicant or registered owner, (ii) Schedule C hereto sets forth all Exclusive IP Agreements, (iii) Schedule D hereto sets forth all Commercial Tort Claims held by such new Grantor and (iv) Schedule E hereto sets forth all Deposit Accounts of such New Grantor indicating if any such Deposit Accounts is an Excluded Deposit Account.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 11.3 of the Term Loan Agreement. All communications and notices hereunder to each New Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 11.3 of the Term Loan Agreement.

SECTION 9. Each New Grantor agrees to reimburse the Collateral Agent for its reasonable, documented and invoiced out-of-pocket costs and expenses in connection with this Supplement in accordance with Section 11.2 of the Term Loan Agreement.

Ex. 1-2

IN WITNESS WHEREOF, each New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NEW GRANTOR(S)],

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

Ex. 1-3

SCHEDULE A

TO SUPPLEMENT NO.     TO THE

SECURITY AGREEMENT

CORPORATE INFORMATION

Legal Name	Jurisdiction of Incorporation or Organization	Type of Organization or Corporate Structure	Federal Taxpayer Identification Number and Organizational Identification Number

SCHEDULE B

TO SUPPLEMENT NO.     TO THE

SECURITY AGREEMENT

REGISTERED INTELLECTUAL PROPERTY

A.	COPYRIGHTS AND COPYRIGHT APPLICATIONS

Registered Owner/Grantor	Title	Registration Number

B.	PATENTS AND PATENT APPLICATIONS

Domestic Patent and Patent Applications

Registered Owner/Grantor	Patent	Registration No.	Application No.

C.	TRADEMARKS AND TRADEMARK APPLICATIONS

Domestic Trademarks and Trademark Applications

Registered Owner/Grantor	Trademark	Registration No.	Application No.

D.	DOMAIN NAMES

SCHEDULE C

TO SUPPLEMENT NO.     TO THE

SECURITY AGREEMENT

EXCLUSIVE IP AGREEMENTS

SCHEDULE D

TO SUPPLEMENT NO.     TO THE

SECURITY AGREEMENT

COMMERCIAL TORT CLAIMS

SCHEDULE E

TO SUPPLEMENT NO.     TO THE

SECURITY AGREEMENT

ACCOUNTS

Owner	Type of Account	Name of Account	Bank or Intermediary	Account Numbers	Purpose of Account	Excluded Account

EXHIBIT 2 TO THE

SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (the “IP Security Agreement”), dated as of [            ], 20[    ], among the Person listed on the signature pages hereof (the “Grantor”), and JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

A. Capitalized terms used herein and not otherwise defined herein (including terms used in the preamble and the recitals) shall have the meanings assigned to such terms in the Security Agreement, dated as of May 14, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Security Agreement”), by and among MILACRON INTERMEDIATE HOLDINGS INC., a Delaware corporation, MILACRON LLC, a Delaware limited liability company (the “Borrower”), each of the subsidiaries listed on Annex A thereto and the Collateral Agent.

B. The rules of construction and other interpretive provisions specified in the Term Loan Agreement shall apply to this Supplement, including terms defined in the preamble and recitals hereto.

C. Pursuant to Section 4.3(e) of the Security Agreement, the Grantor has agreed to execute or otherwise authenticate this IP Security Agreement for recording the Security Interest granted under the Security Agreement to the Collateral Agent in the Grantor’s Registered Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office and any other Governmental Authorities located in the United States necessary to perfect the Security Interest hereunder in such Registered Intellectual Property.

Accordingly, the Collateral Agent and the Grantor agree as follows:

SECTION 1. Grant of Security.3 The Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in all of the Grantor’s right, title and interest in and to the [United States Trademark registrations and applications] [United States Patent registrations and applications] [United States Copyright registrations and applications and exclusive copyright licenses] set forth in Schedule A hereto, excluding any Excluded Assets (collectively, the “Collateral”).

SECTION 2. Security for the Secured Obligations. The grant of a security interest in the Collateral by the Grantor under this IP Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed to the Collateral Agent or the Secured Parties but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Grantor.

SECTION 3. Recordation. The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents, the Commissioner for Trademarks and any other applicable governmental officer located in the United States record this IP Security Agreement.

[3]	Separate agreements should be entered in respect of patents, trademarks, and copyrights.

Ex. 3-1

SECTION 4. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this IP Security Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 5. Counterparts. This IP Security Agreement may be executed by one or more of the parties to this IP Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 6. GOVERNING LAW. THIS IP SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND APPLICABLE FEDERAL LAWS GOVERNING THE COLLATERAL.

SECTION 7. Severability. Any provision of this IP Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 11.3 of the Term Loan Agreement. All communications and notices hereunder to the Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 11.3 of the Term Loan Agreement.

SECTION 9. Expenses. The Grantor agrees to reimburse the Collateral Agent for its reasonable, documented and invoiced out-of-pocket expenses in connection with this IP Security Agreement in accordance with Section 11.2 of the Term Loan Agreement.

SECTION 10. Release of Security Interest. In connection with the termination or release of Security Interests evidenced by the Security Agreement, the Collateral Agent shall execute and deliver to the Grantor, at the Grantor’s expense, all documents that the Grantor shall reasonably request to evidence such termination or release.

SECTION 11. Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, this IP Security Agreement, the Liens and security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this IP Security Agreement and the exercise of any right or remedy by the Collateral Agent and the other Secured Parties hereunder, in each case, with respect to the Revolving Priority Collateral and Revolving Liens are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this IP Security Agreement with respect to the Revolving Priority Collateral and the Revolving Liens, the provisions of the Intercreditor Agreement shall prevail.

Ex. 3-2

IN WITNESS WHEREOF, the Grantor and the Collateral Agent have duly executed this IP Security Agreement as of the day and year first above written.

[NAME OF GRANTOR],

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

Ex. 3-2

SCHEDULE A TO THE

INTELLECTUAL PROPERTY

SECURITY AGREEMENT

UNITED STATES TRADEMARKS/UNITED STATES PATENTS/

UNITED STATES COPYRIGHTS

Schedule A